                                                                   EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                         9 5/8% SENIOR NOTES DUE 2008
                                      OF
                       PRESTOLITE ELECTRIC INCORPORATED
 FULLY AND UNCONDITIONALLY GUARANTEED ON A SENIOR BASIS BY PRESTOLITE ELECTRIC
                                 HOLDING, INC.

  As set forth in the Prospectus dated June 26, 1998 and Prospectus Supplement dated February 25, 1999 (together, the "Prospectus") of Prestolite Electric Incorporated (the "Issuer") and in the accompanying New Letter of Transmittal and instructions thereto (the "New Letter or Transmittal"), this form or one substantially equivalent hereto must be used to accept the Issuer's exchange offer (the "New Exchange Offer") to purchase all of its outstanding 9 5/8% Senior Notes Due 2008 (the "Outstanding Notes") if (i) certificates representing the Outstanding Notes to be tendered for exchange pursuant to the New Exchange Offer are not lost but are not immediately available, (ii) time will not permit the New Letter of Transmittal, certificates representing such Outstanding Notes or other required documents to reach the Exchange Agent prior to the New Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the New Expiration Date. This form may be delivered by an Eligible Institution by mail, courier or hand delivery, or transmitted via facsimile (receipt confirmed by telephone), to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.
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  THE  NEW EXCHANGE OFFER WILL EXPIRE AT  5:00 P.M., NEW YORK CITY TIME,  ON
    MARCH  24, 1999 (THE  "NEW EXPIRATION DATE")  UNLESS THE NEW  EXCHANGE
      OFFER IS EXTENDED (BUT IN NO  EVENT TO A DATE LATER THAN MARCH 29,
        1999). TENDERS OF OUTSTANDING NOTES MAY NOT BE WITHDRAWN.
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           TO: U.S. BANK TRUST NATIONAL ASSOCIATION, EXCHANGE AGENT

             By Facsimile:                            By Mail:
                                        U.S. Bank Trust National Association
 U.S. Bank Trust National Association              P.O. Box 64485
            (651) 244-1537                 St. Paul, Minnesota 55164-9549
   Attention: Flora Gomez (SPFT0414)       Attention: Specialized Finance
  Confirm by Telephone to: (651) 244-                (SPFT0414)
                 5011

  By Hand Before 5:00 p.m. (New York         By Overnight Courier and by
                Time):                       Registered/Certified Mail:
 U.S. Bank Trust National Association
            100 Wall Street             U.S. Bank Trust National Association
              20th Floor                        180 East Fifth Street
          New York, NY 10005                  St. Paul, Minnesota 55101
                                           Attention: Specialized Finance
                                                     (SPFT0414)

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on the New Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the New Letter of Transmittal.

LADIES AND GENTLEMEN:

  The undersigned hereby tender(s) to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus, the Prospectus Supplement and the New Letter of Transmittal, receipt of which are hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus Supplement under the caption "--Guaranteed Delivery Procedures."

  The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Outstanding Notes pursuant to the New Exchange Offer may not be withdrawn.

  All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                           PLEASE COMPLETE AND SIGN

Signature(s) of Registered Other(s) or Authorized Signatory:
                                         Name(s) of Registered Holder(s):
____________________________________________     ______________________________

____________________________________________     ______________________________

____________________________________________

____________________________________________     Address:_______________________

____________________________________________     _______________________________

Principal Amount of Outstanding Notes Tendered:  Area Code and Telephone No.:

____________________________________________     _______________________________

____________________________________________     If outstanding Notes will be
                                                 delivered by book-entry
                                                 transfer at The Depository
Certificate No(s). of Outstanding                Trust Company, insert
Notes (if available):                            Depository Trust Account No.:

____________________________________________     _______________________________

____________________________________________

  Date: ____________________________________

  This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s): ______________________________________________________________________

_______________________________________________________________________________

Capacity: _____________________________________________________________________

Address(es): __________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

  Do not send Outstanding Notes with this form. Outstanding Notes should be sent to the Exchange Agent together with a properly completed and duly executed New Letter of Transmittal.

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Outstanding Notes on whose behalf this tender is being made "own(s)" the Outstanding Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Outstanding Notes complies with such Rule 14e-4, and (c) guarantees that, within three NYSE (as defined in the Prospectus) trading days after the New Expiration Date, a properly completed and duly executed New Letter of Transmittal (or a copy thereof), together with the certificate(s) representing the Outstanding Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus Supplement) and any other required documents will be deposited by the undersigned with the Exchange Agent.

  The undersigned acknowledges that it must deliver the New Letter of Transmittal and Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

______________________________________   ______________________________________
             Name of Firm                         Authorized Signature


Address: _____________________________   ______________________________________
                                                          Name
______________________________________


______________________________________   ______________________________________
     Area Code and Telephone No.                         Title

                                         ______________________________________
                                                          Date

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